EXHIBIT 23.2

                 CONSENT OF BEARD & COMPANY, INC.


     We hereby consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the First Leesport Bancorp, Inc. Non-Employee Director Compensation Plan, of our report, dated January 21, 2000, relating to the consolidated financial statements of First Leesport Bancorp, Inc. included in its Annual Report (Form 10-K) for the year ended December 31, 1999.


                                /s/ BEARD & COMPANY, INC.

Reading, Pennsylvania
May 12, 2000




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